Exhibit 99.1

Kleo Pharmaceuticals, Inc.

Financial Statements

December 31, 2016

Kleo Pharmaceuticals, Inc.

Index

December 31, 2016

Page(s)

Report of Independent Auditors	1–2

Financial Statements

Balance Sheet	3

Statement of Operations and Comprehensive Loss	4

Statement of Stockholders’ Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7–23

Report of Independent Auditors

To the Board of Directors of
Kleo Pharmaceuticals, Inc.

We have audited the accompanying financial statements of Kleo Pharmaceuticals, Inc., which comprise the balance sheet as of December 31, 2016, and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kleo Pharmaceuticals, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
August 24, 2017
Hartford, Connecticut

Kleo Pharmaceuticals, Inc.

Balance Sheet

December 31, 2016

Assets
Current assets
Cash	$4,252,601
Prepaid expenses and other current assets	23,002
Total current assets	4,275,603
Property and equipment	47,537
Total assets	$4,323,140
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$190,745
Accrued expenses	222,386
Total current liabilities	413,131
Derivative liabilities	1,140,765
Total liabilities	1,553,896
Stockholders’ equity
Preferred stock, par value of $0.0001; 10,000,000 authorized; 0 issued	$—
Common stock, par value of $0.0001; 35,000,000 authorized; 16,103,961 shares issued as of December 31, 2016	1,610
Additional paid-in capital	6,458,061
Accumulated deficit	(3,690,427)
Total stockholders’ equity	2,769,244
Total liabilities and stockholders’ equity	$4,323,140

The accompanying notes are an integral part of these financial statements.

Kleo Pharmaceuticals, Inc.

Statement of Operations and Comprehensive Loss

Year Ended December 31, 2016

Operating expenses
General and administrative	$886,963
Research and development	2,876,913
Total operating expenses	3,763,876
Loss from operations	(3,763,876)
Change in fair value of derivative liability	39,900
Loss before income taxes	(3,723,976)
Income tax provision	(3,124)
Net loss and comprehensive loss	$(3,727,100)

The accompanying notes are an integral part of these financial statements.

Kleo Pharmaceuticals, Inc.

Statement of Stockholders’ Equity

Year Ended December 31, 2016

			Additional	Retained Earnings/	Total
	Common Stock		Paid-in	(Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit)	Equity

Balances at December 31, 2015	20,000	$2	$18	$36,673	$36,693
Share dividend	9,980,000	998	(998)	—	—
Issuance of common stock for license agreement	829,787	83	829,704	—	829,787
Issuance of common stock	5,274,174	527	5,490,973	—	5,491,500
Stock-based compensation expense	—	—	138,364	—	138,364
Net loss	—	—	—	(3,727,100)	(3,727,100)
Balances at December 31, 2016	16,103,961	$1,610	$6,458,061	$(3,690,427)	$2,769,244

The accompanying notes are an integral part of these financial statements.

Kleo Pharmaceuticals, Inc.

Statement of Cash Flows

Year Ended December 31, 2016

Cash flows from operating activities
Net loss	$(3,727,100)
Adjustments to reconcile net loss to cash used in operating activities
Issuance of common stock as consideration for license agreements	829,787
Stock-based compensation expense	138,364
Fair value of liquidation payment derivative	634,515
Fair value of tranche obligation derivative	546,150
Change in fair value of derivative liability	(39,900)
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(23,002)
Accounts payable	190,745
Accrued expenses	177,626
Net cash used in operating activities	(1,272,815)
Cash flows from investing activities
Purchase of property and equipment	(16,184)
Net cash used in investing activities	(16,184)
Cash flows from financing activities
Proceeds from issuance of common stock	5,491,500
Net cash provided by financing activities	5,491,500
Net increase in cash	4,202,501
Cash at
Beginning of period	50,100
End of period	$4,252,601
Supplemental disclosure of noncash investing and financing activities
Property and equipment purchases in accrued expenses	$31,353

The accompanying notes are an integral part of these financial statements.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

1.                            Nature of the Business and Basis of Presentation

Kleo Pharmaceuticals, Inc. (the “Company”) was incorporated in the state of Delaware in April 2015 and is headquartered in New Haven, Connecticut.  The Company is a research and development-stage biopharmaceutical company specializing in small molecule immunotherapies.  The Company’s mission is to develop novel, effective, and safe immunotherapy options to serve patients afflicted by serious diseases.  The Company was formed to transform research conducted by Dr.  David Spiegel at Yale University into life-saving treatment options for patients.  The Company holds the worldwide master license to the small molecule immunotherapy technologies patented by Yale University (“Yale”) and is assembling a team of leading early stage investigators, clinicians, and industry professionals to move this innovation into the clinic.

The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations and the ability to secure additional capital to fund operations.  Product candidates currently under development will require significant additional research and development efforts, including preclinical and clinical testing and regulatory approval, prior to commercialization.  These efforts require significant amounts of additional capital, adequate personnel and infrastructure and extensive compliance-reporting capabilities.  Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Stock Split

In April 2016, the Company effected a 500-for-one stock split of its issued and outstanding common shares.  Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this stock split effected in the form of a dividend.

2.                            Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods.  Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the accrual for research and development expenses and the valuation of stock options and derivative instruments.  Estimates are periodically reviewed in light of changes in circumstances, facts and experience.  Changes in estimates are recorded in the period in which they become known.  Actual results could differ from those estimates.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

Going Concern

In accordance with Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.  This evaluation initially does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented as of the date the financial statements are issued.  When substantial doubt exists under this methodology, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern.  The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.  Generally, to be considered probable of being effectively implemented, the plans must have been approved before the date that the financial statements are issued.

Through December 31, 2016, the Company has funded its operations primarily with proceeds from the sale of common stock.  The Company incurred a net loss of $3,727,100 for the year ended December 31, 2016.  In addition, as of December 31, 2016, the Company had an accumulated deficit of $3,690,427.  The Company expects to continue to generate operating losses for the foreseeable future.  As of August 24, 2017, the issuance date of these financial statements, the Company expects that its cash of $3,940,114 as of July 31, 2017 together with the remaining gross proceeds from the August 2016 Stock Purchase Agreement with Biohaven Pharmaceutical Holding Company Ltd. (“Biohaven”) and from the July 2017 development and license agreement (Note 13), will be sufficient to fund its operating expenses and capital expenditure requirements for at least the next twelve months.  The future viability of the Company beyond that point is dependent on its ability to raise additional capital to finance its operations.

To execute its business plans, the Company will need substantial funding to support its continuing operations and pursue its growth strategy.  Until such time as the Company can generate significant revenue from product sales, if ever, it expects to finance its operations through the sale of public or private equity, debt financings or other capital sources, including collaborations with other companies or other strategic transactions.  The Company may not be able to obtain financing on acceptable terms, or at all.  The terms of any financing may adversely affect the holdings or the rights of the Company’s shareholders.  If the Company is unable to obtain funding, the Company could be forced to delay, reduce or eliminate some or all of its research and development programs, product portfolio expansion or commercialization efforts, which could adversely affect its business prospects.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash.  Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits.  The Company deposits its cash in financial institutions that it believes have high credit quality and has not experienced any losses on such accounts and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

Property and Equipment

Property and equipment are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful lives of the respective assets.  As of December 31, 2016, the Company’s property and equipment consisted of computer equipment and lab equipment, which have an estimated useful life of 5 years.  Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in loss from operations.  Expenditures for repairs and maintenance are charged to expense as incurred.

Impairment of Long-Lived Assets

Long-lived assets consist of property and equipment.  Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable.  Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets.  If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value.  An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount.  The impairment loss would be based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows.  To date, the Company has not recorded any impairment losses on long-lived assets.

Fair Value Measurements

Certain assets of the Company are carried at fair value under GAAP.  Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.  Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market date.

Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s derivative liabilities are carried at fair value, determined according to the fair value hierarchy described above (Note 3).  The carrying values of other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

Segment Information

The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions.  The Company’s singular current focus is on developing a pipeline of products specializing in small molecule immunotherapies.  All of the Company’s tangible assets are held in the United States.

Research and Development Costs

Research and development costs are expensed as incurred.  Research and development expenses consist of costs incurred in performing research and development activities, including salaries, stock-based compensation and benefits, facilities costs, depreciation, third-party license fees, and external costs of outside vendors engaged to conduct clinical development activities and clinical trials as well as to manufacture clinical trial materials.  Nonrefundable prepayments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the goods are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered or the services rendered.

Patent Costs

All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure.  Amounts incurred are classified as general and administrative expenses.

Stock-Based Compensation

The Company measures stock options granted to employees and directors based on the fair value on the date of the grant and recognizes compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award.  Forfeitures are accounted for as they occur.  Generally, the Company issues stock options with only service-based vesting conditions and records the expense for these awards using the straight-line method.  The Company also issues, from time to time, stock options with performance-based vesting conditions and records the expense for these awards when the Company concludes that it is probable that the performance condition will be achieved.

For stock-based awards granted to consultants and nonemployees, compensation expense is recognized over the period during which services are rendered by such consultants and nonemployees until completed.  At the end of each financial reporting period prior to completion of the service, the fair value of these awards is remeasured using the then-current fair value of the Company’s common stock and updated assumption inputs in the Black-Scholes option-pricing model.

The Company classifies stock-based compensation expense in its statement of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model.  The Company is a private company and lacks company-specific historical and implied volatility information for its stock.  Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price.  The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options.  The expected term of stock options granted to nonemployees is equal to the contractual term of the option award.  The risk-

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

free interest rate is determined by reference to the U.S.  Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award.  Expected dividend yield is based on the fact that the Company has never paid cash dividends on shares of its common stock and does not expect to pay any cash dividends in the foreseeable future.

Derivative Liabilities

The Company’s license agreement with Yale (Note 8) provides for a liquidation payment to Yale upon the occurrence of a liquidation event, as defined in the agreement.  The Company classifies the liquidation payment obligation as a liability on its balance sheet because it represents a contingent obligation to pay a variable amount of cash that may be based, in part, on the value of the Company’s own stock.  The derivative liability was initially recorded at fair value upon entering into the license agreement and is subsequently remeasured to fair value at each reporting date.  Changes in the fair value of the derivative liability are recognized as a component of other expense, net in the statement of operations and comprehensive loss.  Changes in the fair value of the derivative liability will continue to be recognized until a liquidation event occurs.

The Company’s Stock Purchase Agreement with Biohaven includes a commitment to sell an additional 5,500,000 shares of common stock after the initial purchase of shares on the date of the Stock Purchase Agreement, in four equal tranches, at a share price of $1.00.  The commitment to sell shares is a freestanding financial instrument that was initially recorded at fair value and is subsequently remeasured to fair value at each reporting date.  Fair value is calculated as the difference between the commitment price and the fair value of the underlying shares multiplied by the remaining shares to be issued.  Changes in fair value are recognized as a component of other expense, net in the statement of operations and comprehensive loss.  Changes in fair value will continue to be recognized until all committed shares have been issued, if an additional change in the fair value of the shares occurs.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders.  There was no difference between net loss and comprehensive loss for the period presented in the accompanying financial statements.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns.  Deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.  The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense.  Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized.  First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities.  If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

financial statements.  The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.  The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Recently Adopted Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”).  The new standard involves several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows.  Certain of these changes are required to be applied retrospectively, while other changes are required to be applied prospectively.  The new standard is effective for fiscal years beginning after December 15, 2017 with early adoption permitted.  The Company has elected to early adopt ASU 2016-09 and has reflected the adoption in the financial statements of the Company.  The adoption of ASU 2016-09 had no material impact on the Company’s financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”).  This ASU eliminates the requirement to present deferred tax assets and liabilities as current and noncurrent on the balance sheet.  Instead, all deferred tax assets and liabilities will be classified as noncurrent.  ASU 2015-17 is effective for fiscal years beginning after December 15, 2017 and may be applied either prospectively or retrospectively with early adoption permitted.  The Company has elected to early adopt ASU 2015-17 and has reflected the adoption in the financial statements of the Company.  The adoption of ASU 2015-17 had no material impact on the Company’s financial position, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40) (“ASU 2014-15”).  The amendments in this update explicitly require a company’s management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances.  The new standard is effective in the first annual period ending after December 15, 2016.  The Company adopted ASU 2014-15 as of the required effective date of December 31, 2016.  This guidance relates to footnote disclosure only (Note 2), and its adoption had no impact on the Company’s financial position, results of operations or cash flows.

Recently Issued Accounting Pronouncements

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation: Scope of modification accounting (“ASU 2017-09”).  ASU 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718.  ASU 2017-09 is effective for fiscal years beginning after December 15, 2017, with early adoption permitted, including during an interim period for which financial statements have not yet been made available for issuance.  The amendments should be applied prospectively to an award modified on or after the adoption date.  The Company is currently evaluating the impact that the adoption of ASU 2017-09 will have on its financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805) — Clarifying the Definition of a Business (“ASU 2017-01”).  ASU 2017-01 finalizes previous proposals regarding shareholder concerns that the definition of a business is applied too broadly.  The guidance assists entities with evaluating whether transactions should be accounted for as acquisitions of assets or of businesses.  The amendments are effective for annual periods beginning after December 15, 2017, including interim periods within those periods.  The Company

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

is currently evaluating the impact that the adoption of ASU 2017-01 will have on its financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory (“ASU 2016-16”), which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs.  The standard is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years.  The Company is currently evaluating the impact that the adoption of ASU 2016-16 will have on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), to address diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows.  The standard is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years.  The Company is currently evaluating the impact that the adoption of ASU 2016-15 will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors).  The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee.  This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively.  A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification.  Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today.  ASU 2016-02 supersedes the previous leases standard, ASC 840, Leases.  This guidance will be required for annual reporting periods ending after December 15, 2019, with early adoption permitted.    The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes existing revenue recognition guidance under GAAP.  The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.  The standard defines a five-step process to achieve this principle, and will require companies to use more judgment and make more estimates than under the current guidance.  The Company expects that these judgments and estimates will include identifying performance obligations in the customer contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.  ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts.  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 to fiscal years beginning after December 15, 2018.   Early adoption of the standard is permitted for annual periods beginning after December 15, 2016.  In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”), which further clarifies the implementation guidance on principal versus agent considerations in ASU 2014-09. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”), clarifying the implementation guidance on identifying performance

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

obligations and licensing.  Specifically, the amendments in this update reduce the cost and complexity of identifying promised goods or services and improve the guidance for determining whether promises are separately identifiable.  The amendments in this update also provide implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”), which clarifies the objective of the collectability criterion, presentation of taxes collected from customers, noncash consideration, contract modifications at transition, completed contracts at transition and how guidance in ASU 2014-09 is retrospectively applied.  ASU 2016-08, ASU 2016-10 and ASU 2016-12 have the same effective dates and transition requirements as ASU 2014-09.  The Company is currently evaluating the impact that the adoption that these standards will have on its financial statements, if and when it generates revenue.

3.                            Fair Value of Financial Assets and Liabilities

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair values:

	Fair Value Measurements
	as of December 31, 2016 using:
	Level 1	Level 2	Level 3	Total

Liabilities
Tranche obligation derivative	$—	$—	$546,150	$546,150
Liquidation payment derivative	$—	$—	$594,615	$594,615
	$—	$—	$1,140,765	$1,140,765

During the period ended December 31, 2016 there were no transfers between Level 1, Level 2 and Level 3.

Valuation of Derivative Liabilities

The fair value of the derivative liability recognized in connection with the Company’s license agreement with Yale (Note 8) was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.  The fair value of the derivative liability was determined using the probability-weighted expected return method (“PWERM”), which considered as inputs the type and probability of occurrence of a change-of-control event, the amount of the payment, the expected timing of a change-of-control event and a risk-adjusted discount rate.

The fair value of the tranche obligation recognized in connection with the Company’s Stock Purchase Agreement with Biohaven was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.  The fair value of the derivative liability was determined based upon the common stock share price which was determined to be $1.10 per share and the remaining shares to be sold at a price below this value (Note 9).

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

The following table provides a roll forward of the aggregate fair values of the Company’s derivative liability, for which fair value is determined by Level 3 inputs:

Derivative
Liability

Fair value at December 31, 2015	$—
Initial fair value of tranche obligation derivative	(546,150)
Initial fair value of liquidation payment derivative	(634,515)
Change in fair value of liquidation payment derivative	39,900
Fair value at December 31, 2016	$(1,140,765)

4.                            Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

December 31,
2016

Security deposit and other	$23,002
$23,002

5.                            Property and Equipment

Property and equipment, net consisted of the following:

December 31,
2016

Computer hardware	$12,521
Lab equipment	35,016
Property and equipment	$47,537

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

6.                            Accrued Expenses

Accrued expenses consisted of the following:

December 31,
2016

Compensation and benefits	$25,610
Accrued research and development costs	14,167
Accrued legal costs	144,597
Other	38,012
Accrued expenses	$222,386

7.                            Stock-Based Compensation

2016 Equity Incentive Plan

The Company’s 2016 Equity Incentive Plan, as amended, (the “2016 Plan”) provides for the Company to sell or issue shares of common stock or restricted common stock, or to grant incentive stock options or nonqualified stock options for the purchase of common stock, to employees, members of the board of directors and consultants of the Company.  The 2016 Plan is administered by the board of directors, or at the discretion of the board of directors, by a committee of the board.  The exercise prices, vesting and other restrictions are determined at the discretion of the board of directors, or their committee if so delegated, except that the exercise price per share of stock options may not be less than 100% of the fair market value of a share of its common stock on the date of grant and the term of stock option may not be greater than ten years.

The total number of shares of common stock that may be issued under the 2016 Plan was 3,411,139 shares as of December 31, 2016.  As of December 31, 2016, 1,541,866 shares remained available for future grant under the 2016 Plan.

Vesting periods are determined at the discretion of the board of directors and vary between 10% at grant date and graded vesting up to four years.  Stock options granted to employees and directors typically vest over three to four years.  Stock options granted to nonemployees typically vest over four years.  The Company measures and records the value of these options over the period of time services are provided and, as such, unvested portions are subject to remeasurement at subsequent reporting periods.

There were 1,591,864 options granted to employees and directors during the year ended December 31, 2016.  The Company recorded stock-based compensation expense for options granted to employees and directors of $136,332 during the year ended December 31, 2016.

There were 50,000 options granted to non-employees during the year ended December 31, 2016.  The Company recorded stock-based compensation expense for options granted to non-employees was $2,032 during the year ended December 31, 2016.

During 2016, the Company also granted 227,409 performance awards to an employee.  At December 31, 2016, it was not probable that any performance conditions will be achieved and no expense was recognized.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

Stock Option Valuation

The assumptions that the Company used to determine the grant-date fair value of stock options granted to employees and directors under the 2016 Plan were as follows, presented on a weighted average basis:

Year Ended
December 31,
2016

Risk-free interest rate	1.45%
Expected term (in years)	6.51
Expected volatility	66.86%
Expected dividend yield	0%
Exercise price	$1.10
Fair value of common stock	$1.10

The assumptions that the Company used to determine the grant-date fair value of stock options granted to nonemployees under the 2016 Plan were as follows, presented on a weighted average basis:

Year Ended
December 31,
2016

Risk-free interest rate	1.76%
Expected term (in years)	9.81
Expected volatility	69.21%
Expected dividend yield	0%
Exercise price	$1.10
Fair value of common stock	$1.10

Stock Options

Stock option activity under the 2016 Plan is summarized as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(in years)	Value

Outstanding as of December 31, 2015	—	$—	—	$—
Granted	1,869,273	1.10	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding as of December 31, 2016	1,869,273	$1.10	9.81	$—
Options exercisable as of December 31, 2016	113,705	$1.10	9.81	$—
Options unvested as of December 31, 2016	1,755,568	$1.10	9.81	$—

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock.  There have been no exercises as of December 31, 2016.

The total fair value of options vested for the year ended December 31, 2016 was $75,865.  The weighted average grant date fair value of options granted, using the assumptions listed above, was $0.67 for the period ended December 31, 2016.

Stock-Based Compensation

Stock-based compensation expense was classified in the statements of operations and comprehensive loss as follows:

Year Ended
December 31,
2016

Research and development expenses	$108,912
General and administrative expenses	29,452
$138,364

As of December 31, 2016, total unrecognized compensation cost related to the unvested stock-based awards was $1,104,765, which is expected to be recognized over a weighted average period of 3.81 years.

8.                            License Agreements

Yale Agreement

In June 2016, the Company entered into an exclusive license agreement with Yale (the “Yale Agreement”) to obtain a license to certain patent rights for the commercial development, manufacture, distribution, use and sale of products and processes resulting from the development of those patent rights, related to the use of immunology.  As part of the consideration for this license, the Company issued Yale 638,298 shares of common stock and granted Yale the right to purchase up to 6% of the securities issued in specified future equity offerings by the Company.  Upon the close of a Successful Financing (defined as a cumulative financing equal to the first $3,000,000), the Company would be required to issue to Yale an additional number of shares of common stock such that Yale’s ownership position is restored to no less than 6%.  The obligation to contingently issue equity to Yale was determined to be a liability, which was accounted for at fair value and remeasured at each reporting date.  The fair value of the obligation at inception of the Yale Agreement was $191,489 based on the Company’s assessment of the probability of issuing additional shares.  The fair value of the liability remained at $191,489 through the completion of the Company’s Successful Financing in August 2016, at which time the contingent obligation terminated, and an additional 191,489 shares were issued to Yale.

The Yale Agreement provides for a liquidation payment to Yale upon the occurrence of a liquidation event, as defined in the agreement.  Upon the occurrence of a liquidation event, the Company is obligated to pay to Yale $5,000,000.  The Company classifies the liquidation payment obligation as a liability on its balance sheet because it represents a contingent obligation to pay an amount of cash that may be based on factors outside of the Company’s control.  The issuance-date fair value

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

of $634,515 of the derivative liability was recognized as research and development expense in the statement of operations and comprehensive loss upon entering into the agreement with Yale.  The derivative liability is remeasured to fair value at each reporting date.  Changes in the fair value of the derivative liability are recognized as a component of other expense, net in the statement of operations and comprehensive loss.  Changes in the fair value of the derivative liability will continue to be recognized until a liquidation event occurs.

During the year ended December 31, 2016, the Company recorded other income of $39,900, for the change in the fair value of the liquidation payment liability.  The fair value of the liquidation payment liability was $594,615 as of December 31, 2016.

In addition, the Company agreed to pay Yale up to $4,400,000 upon the achievement of specified regulatory milestones and annual royalty payments of a low single-digit percentage based on net sales of products from the licensed patents, subject to a minimum amount of up to $100,000 per year.  If the Company grants any sublicense rights under the Yale Agreement, it must pay Yale a percentage of sublicense income that it receives.  Additionally, the Company agreed to pay Yale a license maintenance royalty between $15,000 and $125,000 beginning annually on the effective date of the agreement.

The Yale Agreement also requires the Company to meet certain due diligence requirements based upon specified milestones.  The Company can elect to extend the deadline for its compliance with the due diligence requirements by a maximum of one year upon the payment to Yale of up to $150,000.  The Company is also required to reimburse Yale for any fees that Yale incurs related to the filing, prosecution, defending and maintenance of patent rights licensed under the Yale Agreement.  In the event that the Company fails to make any payments, commits a material breach, fails to maintain adequate insurance or challenges the patent rights of Yale, Yale can terminate the Yale Agreement.  The Company can terminate the Yale Agreement (i) upon 90 days’ notice to Yale, (ii) if Yale commits a material breach of the Yale Agreement or (iii) as to a specific country if there are no valid patent rights in such country.  The Yale Agreement expires on a country-by-country basis upon the later of the date on which the last patent rights expire in such country or ten years from the date of the first sale of a product incorporating the licensed patents.

9.                            Biohaven Stock Purchase Agreement

On August 29, 2016, the Company executed a Stock Purchase Agreement with Biohaven, then a privately held company organized under the laws of the British Virgin Islands, to purchase 3,000,000 shares of the Company’s common stock at an initial closing, with a commitment to purchase an aggregate of 5,500,000 additional shares of common stock, in each case at a share price of $1.00 per share (the “Biohaven SPA”).  Under the terms of the Biohaven SPA, the Company issued to Biohaven 3,000,000 shares upon the initial closing on August 31, 2016, and the remaining 5,500,000 shares are to be issued in four equal tranches of 1,375,000 shares beginning six months from the initial closing and then every three months thereafter.  The fair market value of the common stock subsequently increased to $1.10 per share.  As such, the Company recorded an expense and a derivative liability for $546,150, based on the 5,500,000 remaining shares to be sold at a price below the fair market value.

Biohaven’s purchase of 3,000,000 shares of the Company’s common stock during the year ended December 31, 2016 represented an 18.6% interest in the outstanding shares of the Company as of December 31, 2016.  In connection with the initial investment, Biohaven also received the right to designate two of the five members of the Company’s board of directors.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

10.                     Income Taxes

During the year ended December 31, 2016, the Company recorded no income tax benefits for the net operating losses incurred, due to its uncertainty of realizing a benefit from those items.  All the Company’s losses before income taxes were generated in the United States.

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

December 31,
2016

Federal statutory income tax rate	34.00%
Permanent adjustments	(6.21)%
State taxes, net of federal benefit	4.04%
Tax credits	0.71%
Valuation allowance	(32.16)%
Other	(0.46)%
Effective income tax rate	(0.08)%

Net deferred tax assets as of December 31, 2016 consisted of the following:

December 31,
2016

Net operating loss carryforwards	$326,863
Research and development credit carryforwards	26,371
Accrued expenses and other	232,394
Depreciation and amortization	613,926
Total deferred tax asset	1,199,554
Valuation allowance	(1,199,554)
Net deferred tax asset	$—

As of December 31, 2016, the Company had federal and state net operating loss carry forwards of $834,290 and $872,813, respectively, which may be available to offset future income tax liabilities, and begin to expire in 2036 and 2036, respectively.  As of December 31, 2016, the Company also had federal research and development tax credit carryforwards of $26,371, which may be available to offset future income tax liabilities and begin to expire in 2036.  The Company is aware that some of or all the amount might be available for use in offsetting its payroll tax liability under the Protecting Americans from Tax Hikes (“PATH”) Act of 2016.  The Company will determine in 2017 if it can utilize the said credits against its payroll liabilities, which is the first year it would be eligible under the law.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

Utilization of the net operating loss carry forwards and research and development tax credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership changes that have occurred previously or that could occur in the future.  These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income.

In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of the corporation by more than 50% over a three-year period.  The Company has not conducted a study to assess whether a change of control has occurred or whether there have been multiple changes of control since inception due to the significant complexity and cost associated with such a study.  If the Company has experienced a change of control, as defined by Section 382, at any time since inception, utilization of the net operating loss carry forwards or research and development tax credit carryforwards would be subject to an annual limitation under Section 382, which is determined by first multiplying the value of the Company stock at the time of the ownership change by the applicable long-term tax-exempt rate, and then could be subject to additional adjustments, as required.  Any limitation may result in expiration of a portion of the net operating loss carry forwards or research and development tax credit carryforwards before utilization.  Further, until a study is completed and any limitation is known, no mounts are being presented as an uncertain tax position.

The Company has evaluated the positive and negative evidence bearing on its ability to realize the deferred tax assets.  Management has considered the Company’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets.  Accordingly, a full valuation allowance has been established against the deferred tax assets as of December 31, 2016.  Management reevaluates the positive and negative evidence at each reporting period.

Changes in the valuation allowance for deferred tax assets during the year ended December 31, 2016 related primarily to the increases in net operating loss carry forwards and research and development tax credit and forwards and were as follows:

December 31,
2016

Valuation allowance at beginning of year	$2,057
Decreases recorded as benefit to income taxes	(26,684)
Increases recorded in income tax provision	1,224,181
$1,199,554

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

The Company has not recorded any amounts for unrecognized tax benefits as of December 31, 2016.  The Company files income tax returns In the United States, and certain state and local jurisdictions.  The federal and state income tax returns are generally subject to tax examinations for the tax years ended December 31, 2015 through December 31, 2016.  There are currently no pending income tax return examinations.  To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state tax authorities to the extent they are utilized in a future.  The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision.

11.                     Commitments and Contingencies

Lease Agreement

In November 2016, the Company entered into an operating lease for its office space in New Haven, Connecticut.  The lease expires in November 2019 and requires future minimum lease payments for the years ended December 31, 2017, 2018 and 2019 of $98,730, $101,472, and $104,215, respectively.

License Agreement

The Company has entered into a license agreement with which it is obligated to make contingent and noncontingent payments (Note 8).

12.                     Related Party Transactions

License Agreement with Yale

In June 2016, the Company entered into the Yale Agreement (Note 8).  Yale is a related party because the Company’s President and co-founder is one of the inventors of the patents that the Company has licensed from Yale and, as such, is entitled to a specified share of the product-related royalty revenues that may be received by Yale under the Yale Agreement.  As partial consideration for the license for the license under the Yale Agreement, in June 2016, the Company issued to Yale 638,298 shares of common stock, representing 6% of the Company’s then outstanding equity on a fully diluted basis and for which the fair value of $638,298 was recognized as research and development expense at the time of the issuance of the shares.  As of December 31, 2016, the Company owed no amounts to Yale.

Biohaven Pharmaceutical Holding Company Ltd.

On August 29, 2016, the Company executed the Biohaven SPA (Note 8) in which Biohaven purchased 3,000,000 shares of the Company’s common stock at a purchase price of $1.00 per share in an initial closing, which was completed on August 31, 2016, and committed to purchase an aggregate 5,500,000 additional shares of the Company’s common stock at a purchase price of $1.00 per share.  Biohaven is a related party because it has the ability to exercise significant influence over the operating and financial policies of the Company.  In connection with the investment in the Company, Biohaven received the right to designate two members of the Company’s board of directors.  As of December 31, 2016, Biohaven owned 18.6% of the Company’s outstanding common stock.  The Company has also entered into a clinical development master services agreement with Biohaven Pharmaceutical, Inc., a consolidated entity of Biohaven, to assist the Company with clinical development.  As of December 31, 2016, Biohaven Pharmaceutical, Inc. had not performed any services or received any payments under the master services agreement.

Kleo Pharmaceuticals, Inc.

Notes to Financial Statements

December 31, 2016

13.                     Subsequent Events

In connection with the Biohaven SPA, the Company issued 1,375,000 shares of common stock on each of March 30, 2017 and June 8, 2017 for total gross cash proceeds of $2,750,000.

In connection with the Biohaven SPA, Dr.  David Spiegel, President and stockholder of the Company, agreed to sell an additional 500,000 shares of the Company’s common stock to Biohaven.  On March 30, 2017, Dr. Spiegel completed the sale of these shares.  The consideration paid for these shares consisted of a cash payment of $249,500 and Biohaven’s issuance of 32,500 of its common shares with a fair value of $10.82 per share on the date of issuance, or $351,650.

In July 2017, the Company entered into a development and license agreement with PeptiDream Inc., pursuant to which the Company obtained exclusive license rights connected to collaboration molecules and collaboration products.  The development and license agreement entitles the Company to $2,800,000 in upfront consideration for research, development, manufacture and commercialization that the Company will conduct with respect to collaboration molecules.  Funding for the development of collaboration molecules or collaboration product will be determined prior to commencement of each development phase.  Under the agreement, the Company is obligated to make revenue sharing payments based on sales of collaboration product.

In August 2017, the Board of Directors approved the 2016 Amended and Restated Equity Incentive Plan which included an increase to the total number of common shares that may be issued under the 2016 Plan to 4,400,000.

For its financial statements, as of December 31, 2016, the Company evaluated subsequent events through August 24, 2017, the date on which the financial statements were issued.